                                                    Registration No. 333-_____
     As filed with the Securities and Exchange Commission on July 23, 1997
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------


                             PICTURETEL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                        DELAWARE                                                                   04-2835972
(State or Other Jurisdiction of Incorporation or Organization)                        (I.R.S. Employer Identification No.)

                               100 MINUTEMAN ROAD
                          ANDOVER, MASSACHUSETTS 01810
          (Address of Principal Executive Offices, Including Zip Code)

                             PICTURETEL CORPORATION
                       INCENTIVE STOCK OPTION PLAN OF 1984
                       INCENTIVE STOCK OPTION PLAN OF 1986
                             1987 STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                            (Full Title of the Plan)

                               DR. NORMAN E. GAUT
                               100 MINUTEMAN ROAD
                          ANDOVER, MASSACHUSETTS 01810
                                 (508) 292-5000
    (Name, Address, and Telephone Number, Including Area Code, of Agent For
                                    Service)

                  Please send copies of all communications to:

                             Howard K. Fuguet, Esq.
                                  Ropes & Gray
                             One International Place
                        Boston, Massachusetts 02110-2624
                                 (617) 951-7000

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Title of                 Amount                  Proposed                Proposed                 Amount of
securities               to be                   maximum                 maximum                  registration
to be                    registered              offering                aggregate                fee(1)
registered                                       price per               offering
                                                 share(1)                price(1)
--------------------------------------------------------------------------------------------------------------
Common Stock(2)          174,440                 $9.4375                 $1,646,277.50            $498.87
--------------------------------------------------------------------------------------------------------------
Common Stock(4)          406,095                 $3.7769                 $1,533,796.20            $464.79
--------------------------------------------------------------------------------------------------------------
Total:                   580,535                                                                  $963.66
--------------------------------------------------------------------------------------------------------------

     (1)        Calculated pursuant to Rule 457(h).
     (2) Shares subject to options authorized but not yet granted pursuant to PictureTel Corporation/MultiLink Incentive Stock Option Plan of 1984, PictureTel Corporation/MultiLink
                Incentive Stock Option Plan of 1986, PictureTel Corporation/MultiLink 1987 Stock Option Plan and PictureTel Corporation/MultiLink 1996 Stock Option Plan (the "Plans").
     (3) In addition, in accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such indeterminate number of shares as may become subject to options under the Plan as a result of the adjustment provisions thereof.
     (4)        Shares subject to options previously granted pursuant to the
                Plans.
================================================================================

                                  Page 1 of __
                            Exhibit Index at Page 10

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*






















* The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. PictureTel Corporation (the "Company") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Company hereby incorporates the following documents herein by reference:

         (a) PictureTel's Annual Report on Form 10-K and its Amendment to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 1996 (which incorporates by reference certain information from PictureTel's Proxy Statement relating to the 1997 Annual Meeting of Shareholders) (File No. 1-9434);

         (b) PictureTel's Proxy Statement filed with the Commission on April 28, 1997;

         (c) PictureTel's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1997;

         (d) PictureTel's Current Reports on Form 8-K filed with the Commission on April 18, 1997, June 18, 1997 and July 15, 1997;

         (e) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since December 31, 1996; and

All documents subsequently filed by PictureTel pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the PictureTel Common Stock, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of Common Stock offered hereby has been passed upon by Ropes & Gray, One International Place, Boston, Massachusetts, as counsel for the Company.

The consolidated financial statements and the related consolidated financial statement schedule of PictureTel Corporation as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, have been incorporated by reference in this Registration Statement in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         The Company has entered into or intends to enter into indemnification agreements, which have been approved by the stockholders, with each of the Company's directors and officers, and intends to enter into indemnification agreements with all persons who become directors or hold certain offices in the future. Indemnification is available under an indemnification agreement for actions, suits, arbitrations or proceedings commenced after the effective date of the indemnification agreement, even if the conduct in question occurred prior to that date.

         Article 6 of the Third Restated Certificate of Incorporation ("Certificate of Incorporation") provides that the Company shall, to the maximum extent possible under DGCL, indemnify and pay certain expenses incurred by a director or officer in connection with any threatened, pending or completed action, suit, arbitration or proceeding, whether civil, criminal, administrative, or investigative, and specifically including actions by or in the name of the Company ("derivative suits"), that where the individual's involvement is by reason of the fact that he or she is or was a director, or officer. Such amounts include attorneys' fees and other expenses customarily incurred in connection with the legal proceedings and, judgments, fines and amounts paid in the settlement. Any person seeking indemnification if the director or officer is found not to have met the standard of conduct required for such indemnification unless the contrary shall be established.

         Article 10 of the Certificate of Incorporation provides that the Company's Directors shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty, except for (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law, or (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 8.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION
-----------       -----------

4.1 PictureTel Corporation/MultiLink Incentive Stock Option Plan of 1984

4.2 PictureTel Corporation/MultiLink Incentive Stock Option Plan of 1986

4.3               PictureTel Corporation/MultiLink 1987 Stock Option Plan

4.4               PictureTel Corporation/MultiLink 1996 Stock Option Plan

4.5               Form of Common Stock Certificate (incorporated by reference to
                  Exhibit 4(b) to Company's Registration Statement on Form S-8, Registration Number 33-36315 effective August 10, 1990).

4.6 The Company's Third Restated Certificate of Incorporation, effective June 10, 1992 (incorporated by reference to Exhibit
                  3.1.4 to Company's Quarterly Report on Form 10-Q for the quarter ended June 27, 1992).

4.7 The Company's By-laws as amended September 13, 1994 (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K filed September 14, 1994).

5.1               Opinion of Ropes & Gray.

23.1. Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5.1 hereto).

23.2              Consent of Coopers & Lybrand L.L.P.

24. Power of Attorney (contained in Part II hereof under "Signatures and Power of Attorney").


ITEM 9.   UNDERTAKINGS.

         (a) The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration statement, and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, the Commonwealth of Massachusetts, on this 22nd day of July, 1997.


                                  PICTURETEL CORPORATION


                                  By /s/ Dr. Norman E. Gaut
                                     -----------------------------------------
                                        Dr. Norman E. Gaut
                                        Chief Executive Officer

         We, the undersigned directors of PictureTel Corporation, hereby severally constitute and appoint Norman E. Gaut and Richard B. Goldman, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities as directors, any and all amendments or supplements to the Registration Statement on Form S-8 of PictureTel Corporation, and generally to do all such things in our name and on our behalf in our capacities as directors to enable PictureTel Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be required by our said attorneys or any of them, to any and all said amendments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dr. Norman E. Gaut
-----------------------------       Chairman of the Board of   July 22, 1997
Dr. Norman E. Gaut                  Directors and Chief
                                    Executive Officer
                                    (principal executive
                                    officer)

/s/ Richard B. Goldman
-----------------------------       Vice President, Chief      July 22, 1997
Richard B. Goldman                  Financial Officer
                                    (principal financial and
                                    accounting officer)

/s/ Vinod Khosla
-----------------------------       Director                   July 22, 1997
Vinod Khosla

/s/ Robert T. Knight
-----------------------------       Director                   July 22, 1997
Robert T. Knight

/s/ David B. Levi
-----------------------------       Director                   July 22, 1997
David B. Levi

/s/ Enzo Torresi
-----------------------------       Director                   July 22, 1997
Enzo Torresi

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                          DESCRIPTION
-------                         -----------


4.1      Form of PictureTel Corporation/MultiLink Incentive Stock Option
         Plan of 1984

4.2      Form of PictureTel Corporation/MultiLink Incentive Stock Option
         Plan of 1986

4.3      Form of PictureTel Corporation/MultiLink 1987 Stock Option Plan

4.4      Form of PictureTel Corporation/MultiLink 1996 Stock Option Plan

5.1      Opinion of Ropes & Gray.

23.1. Consent of Ropes & Gray (contained in its opinion filed as Exhibit 5.1 hereto).

23.2     Consent of Coopers & Lybrand L.L.P.

24.      Power of Attorney (contained in Part II hereof under
         "Signatures and Power of Attorney").